UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012

CVS CAREMARK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2012, CVS Caremark Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Following receipt of stockholder approval at the Annual Meeting, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) that adds a right permitting its stockholders to take action by written consent that is less than unanimous, and otherwise in accordance with the Company’s By-laws. The description of the Certificate of Amendment contained herein and in the Proxy Statement relating to the Annual Meeting (the “Proxy Statement”) is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

In addition, the Board of Directors of the Company had previously resolved to amend and restate the Company’s By-laws, contingent upon receipt of stockholder approval of the Certificate of Amendment described above, to provide informational and procedural requirements for stockholders to act by written consent that is less than unanimous. The description of the Company’s amended and restated By-laws contained herein and in the Proxy Statement is qualified in its entirety by reference to the full text of the Company’s By-laws, as amended and restated, which is filed as Exhibit 3.2 attached hereto and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the Company’s stockholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, the 10 nominees for director were elected to the Company’s Board of Directors for a term of one year (Proposal 1). In addition, management proposals regarding ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012, the non-binding approval of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, and the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation described above (Proposals 2-4), were approved. A stockholder proposal requesting a semi-annual report on political contributions (Proposal 5) was rejected.

		For	Against	Abstained	Broker Non-Votes
1.	The election, for one-year terms, of all persons nominated for directors, as set forth in the Company’s Proxy Statement, was approved by the following votes:

	C. David Brown II	1,018,183,388	17,920,665	2,984,430	88,465,969

	David W. Dorman	1,018,625,779	17,477,991	2,984,713	88,465,969

	Anne M. Finucane	1,031,336,961	4,748,035	3,003,487	88,465,969

	Kristen Gibney Williams	1,031,500,142	3,022,012	4,566,328	88,465,969

	Marian L. Heard	1,011,287,191	24,801,651	2,999,640	88,465,969

	Larry J. Merlo	1,030,667,298	5,398,988	3,022,198	88,465,969

	Jean-Pierre Millon	1,033,086,873	2,975,938	3,025,672	88,465,969

	C.A. Lance Piccolo	1,029,118,546	6,892,178	3,077,758	88,465,969

	Richard J. Swift	962,560,453	73,451,913	3,076,116	88,465,969

	Tony L. White	1,019,823,395	16,219,590	3,045,498	88,465,969

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year, as set forth in the Company’s Proxy Statement, was approved by the following vote:	1,119,249,163	5,151,151	3,154,138	0

3.	Company proposal to approve, by a non-binding vote, the compensation of the Company’s named executive officers, as set forth in the Company’s Proxy Statement, was approved by the following vote:	984,372,686	47,146,812	7,568,984	88,465,969

4.	Company proposal to approve an amendment of the Company’s charter to allow stockholders to act by written consent that is less than unanimous, as set forth in the Company’s Proxy Statement, was approved by the following vote	986,859,875	44,959,324	7,269,284	88,465.969

5.	Stockholder proposal requesting a report on political contributions and expenditures, as set forth in the Company’s Proxy Statement, was rejected by the following vote:	357,567,769	516,406,803	165,113,911	88,465,969

Item 9. Financial Statements and Exhibits

Item 9.01. Financial Statements

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of CVS Caremark Corporation.

3.2	By-laws of CVS Caremark Corporation, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ David M. Denton
David M. Denton Executive Vice President and Chief Financial Officer

Dated: May 14, 2012